Exhibit 99.1

TransMontaigne Partners LLC

TRANSMONTAIGNE PARTNERS LLC ANNOUNCES PROPOSED $450 MILLION SENIOR
UNSECURED NOTES OFFERING

DENVER - February 5, 2025 – TransMontaigne Partners LLC (“TransMontaigne”) today announced that it is proposing to issue $450 million aggregate principal amount of senior unsecured notes due 2030 (the “Notes”) in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes offering is subject to market conditions and other factors.

TransMontaigne intends to use the net proceeds from the Notes offering to redeem all of its 6.125% Senior Unsecured Notes due 2026 (the “2026 Notes”), repay indebtedness under its revolving credit facility, a distribution to TLP Finance Holdings, LLC, its direct parent (“TLP Finance”), to repay TLP Finance’s term loan due 2025 and to pay fees and expenses in connection with the transactions, with the remainder to be used for general corporate purposes. TransMontaigne intends to deliver a conditional notice of redemption to redeem the 2026 Notes in full, at par plus accrued interest, on February 5, 2025.

The Notes will initially be fully and unconditionally guaranteed by all of TransMontaigne’s subsidiaries that guarantee (collectively, the “Guarantors”) its credit facility.

The Notes are being offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act, and outside the United States, only to non-U.S. investors pursuant to Regulation S under the Securities Act. The Notes will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful. Neither this press release nor anything contained herein shall constitute a notice of redemption with respect to the 2026 Notes.

About TransMontaigne

TransMontaigne Partners LLC is an integrated terminaling, storage, transportation and related services company based in Denver, Colorado with operations in the United States along the Gulf Coast, in the Midwest, in Houston and Brownsville, Texas, along the Mississippi and Ohio rivers, in the Southeast, in the Pacific Northwest and along the West Coast. TransMontaigne provides integrated terminaling, storage, transportation and related services for customers engaged in the distribution and marketing of bulk liquids.

Forward-Looking Statements

This press release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995, including, without limitation the closing date and satisfaction of the closing conditions for each terminal sale. Although TransMontaigne believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results to differ materially from TransMontaigne’s expectations and may adversely affect its business and results of operations are disclosed in “Item 1A. Risk Factors” in TransMontaigne’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission on March 15, 2024. Any forward-looking statement made by TransMontaigne in this press release is based only on information currently available to TransMontaigne and speaks only as of the date on which it is made. TransMontaigne undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Media Contact

Matthew White

prelease@transmontaigne.com